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                                                                  EXHIBIT 22



                                H.D. Vest, Inc.
                      d/b/a  H.D. Vest Financial Services

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                                          Year Incorporated
            Subsidiaries                        Texas                    Services
            ------------                  -----------------              --------

H.D. Vest Investment Securites, Inc.             1983           o Registered Securities Broker
(HDVIS)                                                            dealer
                                                                o Products:
                                                                   Mutual Funds
                                                                   Unit Investment Trusts
                                                                   Limited Partnerships
                                                                   Stocks and Bonds

H.D. Vest Advisory Services, Inc.                1987           o  Registered Investment Advisor
(HDVAS)                                                             Licensing Assistance
                                                                o  Money Management Services
                                                                o  Financial Planning Software
                                                                    for Fee-Based Planning

H.D. Vest Mortgage Services, Inc.                1989           o  Inactive Subsidiary
(HDVMS)

H.D. Vest Collateral Management Co.              1988           o  Inactive Subsidiary
(HDVCM)

H.D. Vest Business Valuation                     1987           o  Inactive Subsidiary
 Services, Inc.
(HDVBVS)

H.D. Vest Corporate Finance, Inc.                1990           o  Inactive Subsidiary
(HDVCF)
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